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                     [Letterhead of PricewaterhouseCoopers]


May 24, 1999


Securities and Exchange Commission
450 5th Street, N.W.
Washington D.C. 20549

Commissioners:

We have read the statements made by Acrodyne Communications, Inc. (copy attached), which will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A to be filed on or about May 24, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP